                                                                     EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


August __, 2007                                                      No. ____ __

                          BLUEFIRE ETHANOL FUELS, INC.

                (Organized under the laws of the State of Nevada)

             "A" WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
             ------------------------------------------------------

         FOR VALUE RECEIVED, BLUEFIRE ETHANOL FUELS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that __________________, its successors and assigns (the "Holder"), is the owner of this "A" warrant (the "Warrant") which initially entitles the Holder, subject to the provisions hereof, to purchase from the Company at any time and from time to time on and after the date hereof (the "Original Issue Date") until 5:00 p.m. California local time on the Expiration Date (as defined in Section 3 herein), up to _________ duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as defined below) at the Exercise Price (as defined in Section 2 herein) per share of Common Stock on the terms and conditions hereinafter set forth. This warrant is issued in connection with a senior secured convertible promissory note dated August __, 2007 executed by the Company in favor of the Holder in an aggregate principal amount of $__________ (the "Note").

         The term "Common Stock" means the Common Stock, par value $0.001 per share, of the Company as constituted on the Original Issue Date. The number of shares of Common Stock to be received upon the exercise of this Warrant shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Shares." The term "Company" means and includes the corporation named above as well as any successor corporation. The term "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

         1. NUMBER OF WARRANT SHARES. This Warrant Entitles the Holder to purchase up to _________ duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock, as such amount may be adjusted under Section 10 hereof.

         2. EXERCISE PRICE. The Exercise Price shall be $________ per share subject to adjustment pursuant to Section 10 hereof (originally and as adjusted, the "Exercise Price").

         3. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part, at any time, or from time to time during the period commencing on the Original Issue Date and expiring on August 21, 2010, or if such date is not a Business Day, then on the next succeeding day which shall be a Business Day (the "Expiration Date").

         4. NOTICE OF EXERCISE. (a) The purchase rights represented by this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal office, at the office of its stock transfer agent or at any other warrant agent designated by the Company (the "Warrant Agent") if any, with the Warrant Exercise Form, a form of which is attached hereto as EXHIBIT A, duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney.

                  (b) Notwithstanding any provisions herein to the contrary, if
(i) the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and (ii) any portion of the Warrant Shares issuable upon exercise of this Warrant are not covered by an effective registration statement under the Securities Act, then in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company or the Warrant Agent together with an executed Cashless Exercise Form in the Form attached hereto as EXHIBIT B in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                     --------
                        A

                  Where X =         the number of shares of Common Stock to be
                                    issued to the Holder

                                    Y =    the number of shares of Common
                                           Stock issuable under the Warrant or,
                                           if only a portion of the Warrant
                                           Certificate is being exercised, the
                                           portion of the Warrant Certificate
                                           being exercised (at the date of such
                                           calculation)

                                    A =     the fair market value of one share
                                            of the Company's Common Stock (at
                                            the date of such calculation)

                                    B =     Exercise Price (as adjusted to the
                                            date of such calculation)

         For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by taking the average of the closing prices of the sales of any shares of Common Stock on all securities exchanges on which the Common Stock is listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the OTC Bulletin Board as of 4:00 p.m., New York time, or, if on any day any Common Stock is not quoted on the OTC Bulletin Board, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the fair market value is being determined and the 20 consecutive Business Days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the OTC Bulletin Board or the over-the-counter market, the fair market value of one share of Common Stock shall be the amount determined in good faith by the Company's Board of Directors.

                  (c) Payment of the aggregate Exercise Price shall be made at the Holder's election (i) by wire transfer in cash or by certified check or cashier's check, payable to the order of the Company in accordance with the provisions of Section 4(a), (ii) by "cashless exercise" in accordance with the provisions of Section 4(b), or (iii) by a combination of the foregoing methods of exercise selected by the Holder. If this Warrant should be exercised in part only, the Company shall, within five (5) Business Days of the surrender of this Warrant, execute and deliver a new warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

                  (d) Upon receipt by the Company of this Warrant, together with the Warrant Exercise Form and/or the Cashless Exercise Form, as the case may be, and the Exercise Price at its office, or by the Warrant Agent at its office, in each case in the proper form for exercise, the Holder shall immediately be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of the Warrant or the Warrant Shares.

                  (e) Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that, if exercisable by the Holder, the Holder or any of its Affiliates would beneficially own in excess of 4.99% (the "Maximum Percentage") of the outstanding Common Shares. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which warrants shall be exercisable (as among all warrants owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined by the Holder in accordance with Section 13(d) of the Securities Exchange Act of 1934 Act (the "Exchange Act") and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company's most recent Form 10-KSB, Form 10-QSB, Current Report on Form 8-K or other public filing with the SEC (as the case may be), (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of Common Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Note. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice, provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants.

                  5. COMPANY'S FAILURE TO TIMELY DELIVER SECURITIES. The Company shall promptly (but in no event later than three Business Days after the Date of Exercise (as defined below)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by applicable law, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its reasonable best efforts to deliver Warrant Shares following the Date of Exercise electronically through the Depository Trust Corporation (the "DTC") or another established clearing corporation performing similar functions, if available, PROVIDED, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the DTC. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Business Days of receipt of the Warrant Exercise Form or the Cashless Exercise Form, a certificate for the number of Common Shares to which the Holder is entitled and register such Common Shares on the Company's share register or to credit the Holder's balance account with DTC for such number of Common Shares to which the Holder is entitled upon the Holder's exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash or Common Stock, at the option the Company, to the Holder on each day after such third (3rd) Business Day that the issuance of such Common Shares is not timely effected an amount equal to 1.5% of the product of
(A) the sum of the number of Common Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the volume weighted average closing price of the Common Shares for the five (5) Business Day period immediately preceding the last possible date which the Company could have timely issued such Common Shares to the Holder. A "Date of Exercise" means the date on which the Holder shall have delivered to the Corporation: (i) the Warrant Exercise Form or the Cashless Exercise Form, appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                  If by the third Business Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to this Section, then the Holder will have the right to rescind such exercise.

                  If by the third Business Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to this Section, and if after such third Business Day and prior to the receipt of such Warrant Shares, the Holder or the Holder's broker purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash or stock to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver the required Warrant Shares in the manner required pursuant to this Section upon exercise of the Warrant as required pursuant to the terms hereof.

         6. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all encumbrances.

         7. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of the Warrant, but the Company shall pay within ten (10) Business Days the Holder in cash an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of the Warrant, as determined in good faith by the Board of Directors of the Company.

         8. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its Warrant Agent, if any, for other warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of shares of Common Stock issusable hereunder. Upon surrender of this Warrant to the Company or at the office of its Warrant Agent, if any, with an appropriate form of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants that carry the same rights (including registration rights) upon presentation hereof at the office of the Company or at the office of its Warrant Agent, if any, together with a written notice specifying the names and denominations in which new warrants are to be issued and signed by the Holder hereof.

         9. RIGHTS OF THE HOLDER. Prior to exercise of the Warrant, the Holder, in its capacity hereunder, shall not, by virtue hereof, be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holder, in its capacity hereunder, are limited to those expressed in this Warrant.

         10. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

         The number of Warrant Shares issuable upon the exercise of this Warrant Certificate and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  10.1 MERGER. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of rights herein granted, during the period specified herein and upon payment of the aggregate Exercise Price, if any, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation. The Company will not effect any such merger or consolidation unless, prior to the consummation thereof, the successor corporation shall assume, by written instrument reasonably satisfactory in form and substance to the Holder, the obligations of the Company under this Warrant.

                  10.2 RECLASSIFICATION, ETC. If the Company at any time shall, by combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification or other change.

                  10.3 STOCK DIVIDENDS, SPLITS, SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time shall pay a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Warrant Shares issuable pursuant to this Warrant shall be proportionately increased. If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable pursuant to this Warrant shall be proportionately decreased.

                  10.4 ANTI-DILUTION PROTECTION. This Warrant is subject to "full-ratchet" anti-dilution protection in relation to the issuance by the Company of any additional shares of stock, options, warrants or any securities exchangeable into any of the foregoing, excluding any Common Stock issued as compensation or options issued in connection with an employee incentive plan that has been approved by the Board (the "ADDITIONAL SHARES"). If the Company issues any Additional Shares in exchange for consideration in an amount per Additional Share less than the Exercise Price in effect immediately prior to such issuance or sale of such Additional Share, then the Exercise Price shall be adjusted to equal the consideration paid per Additional Share.

                  10.5 OTHER CHANGES. If any other event occurs as to which the other provisions of this Section 10 are not strictly applicable or if strictly applicable, would not fairly protect the rights of the Holder in accordance with such provisions, then the Company shall make an adjustment in the number of and class of shares available under this Warrant, the Exercise Price or the application of such provisions, so as to protect such rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

                  10.6 NOTICE OF ADJUSTMENTS; NOTICES. Whenever the Exercise Price or number of shares hereunder shall be adjusted, the Company shall issue a certificate signed by its President, Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder. The Company shall give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                  10.7 NOTICES OF CORPORATE EVENTS. If the Company (i) shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of cash, securities or other property in respect of its Common Stock, including without limitation granting any rights or warrants to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; (ii) authorizes or approves any (a) capital reorganization of the Company, (b) any reclassification of the capital stock of the Company, (c) any consolidation or merger of the Company with or into another corporation, (d) any sale of all or substantially all of its assets in one or a series of related transactions or (e) any tender offer or exchange offer pursuant to which holders of the Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the Company, then the Company shall mail or cause to be mailed to each Holder a notice describing the material terms and conditions of such transaction at least 20 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; PROVIDED, HOWEVER, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         11. TRANSFER TO COMPLY WITH THE SECURITIES ACT. The Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless registered under the Securities Act or pursuant to an available exemption from such registration, provided that the transferor delivers to the Company an opinion of counsel reasonably satisfactory to the Company confirming the availability of such exemption.

         12. REQUIRED RIGHTS; LIQUIDATED DAMAGES.

                  (a) The Company shall prepare, and, as soon as practicable but in no event later than one hundred twenty (120) calendar days from the date hereof (the "Filing Deadline"), file with the Securities and Exchange Commission (the "Commission") a Registration Statement or Registration Statements (the "Registration Statement(s)") (as is necessary from time to time) on Form SB-2 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Initial Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the Securities Act, such Registration Statement(s) also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions.

                  (b) If the Company shall not have filed a Registration Statement with respect to the Initial Registrable Securities by the Filing Deadline then the Company shall pay as liquidated damages and not as a penalty to the Noteholder, at the Company's option (i) a cash payment equal to three percent (3%) of the Face Amount or (ii) additional shares of Common Stock (the "Filing Liquidated Damages Shares") equal to three percent (3%) of the Face Amount divided by the Market Price for such Common Stock.

                  (c) The Company shall use its best efforts to have the Registration Statement(s) declared effective by the SEC within ninety (90) calendar days after the filing thereof.

                  (d) If the Registration Statement shall not have been declared effective by the Commission within ninety (90) calendar days after the Filing Deadline (the "Effective Deadline"), then the Company shall pay as liquidated damages and not as a penalty to the Noteholder, at the Company's option (i) a cash payment equal to two percent (2%) of the Face Amount or (ii) additional shares of Common Stock (the "Effectiveness Liquidated Damages Shares") in an amount equal to two percent (2%) of the Face Amount for each month after the Effective Deadline that the Registration Statement has not been declared effective by the Commission (which amount shall be prorated on a daily basis for any period of less than one month). Notwithstanding the foregoing, if all of the Initial Registrable Securities to be included in a Registration Statement filed hereunder cannot be so included due to Commission Comments then the liquidated damages set forth in this paragraph (d) shall not be applicable to the amount not permitted to be included in such Registration Statement.

                  (e) If the Company does not consummate a Qualified Financing within 120 days after the Closing Date than the Company shall pay to the Noteholder at the Company's option (i) a cash payment to the Noteholder in an amount equal to one percent (1%) of the Face Amount or (ii) additional shares of Common Stock (the "Second Round Damages Shares") equal to one percent (1%) of the Face Amount divided by the Market Price for such Common Stock per month until a Qualified Financing has been consummated (which amount shall be prorated on a daily basis for any period of less than one month).

                  (f) If all of the Registrable Securities to be included in a Registration Statement filed hereunder cannot be so included due to Commission Comments, then the Company shall prepare and file as soon as practicable but in no event later than thirty (30) calendar days from the date Commission Comments are received by the Company (the "Subsequent Filing Deadline") for such Registration Statement(s) as may be necessary in order to ensure all Registrable Securities are covered by an existing and effective Registration Statement. Any Registration Statements to be filed under this Section 6 shall be for an offering to be made on Form SB-2 (or on such other form appropriate for such purpose). The Company shall cause such Registration Statement to be declared effective under the Securities Act as soon as possible but in no event later than ninety (90) calendar days from the Subsequent Filing Deadline (the "Subsequent Effective Deadline"), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

                  (g) If (i) the Company shall not have filed a Registration Statement with respect to any Registrable Securities by the Subsequent Filing Deadline or (ii) the Registration Statement shall not have been declared effective by the Commission by the Subsequent Effective Deadline as set forth in paragraph (f) above, then the Company shall pay liquidated damages in the amounts as set forth in paragraphs (b) and (d) respectively related to such registration and effectiveness of any Registration Statement under paragraph
(f).

                  (h) Notwithstanding anything to the contrary contained in this
Section 6, the maximum aggregate amount of all Liquidated Damages payable by the Company to the Noteholder shall not exceed fifteen percent (15%) of the Face Amount. In addition the parties agree that the Company will not be liable for any Liquidated Damages hereunder in respect of the Warrants.

                  (i) If at any time after the Filing Deadline there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (excluding a statement filed on form S-8), then the Company shall send to the Noteholder written notice of such determination and, if within fifteen days after receipt of such notice, Noteholder shall so request in writing, the Company shall include in the Registration Statement all or any part of such Registrable Securities Noteholder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this paragraph (i) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

                  (j) DEFINITIONS.

"Commission Comments" means written comments which are received by the Company from the Commission, and a copy of which shall have been provided by the Company to the Noteholder, to a filed Registration Statement which limit the amount of shares of Common Stock which may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the Commission.

"Effectiveness Period" means, as to any Registration Statement required to be filed pursuant to this Note, the period commencing on the Effective Date or Subsequent Effective Date, as the case may be, of such Registration Statement and ending on the earliest to occur of (a) the second anniversary of such Effective Date or Subsequent Effective Date, (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Noteholders of the Registrable Securities included therein, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Noteholders pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Noteholders.

"Face Amount" means the face amount of this Note on the Closing Date.

"Initial Registrable Securities" means the Conversion Shares and the Warrant Shares.

"Other Registrable Securities" means the Interest Shares, the Filing Liquidated Damages Shares, Effectiveness Liquidated Damages Shares and the Second Round Damages Shares.

"Registrable Securities" means collectively the Initial Registrable Securities and the Other Registrable Securities.

"Liquidated Damages" means all amounts of cash and Common Stock paid to the Noteholder as liquidated damages under sections (b), (d), (f) and (h) hereof.

         13. INDEMNIFICATION.

                  (a) The Company will indemnify the Holder, each of its officers, directors, partners, members, managers, legal counsel, and accountants and each person controlling the Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like), incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Holder, each of its officers, directors, partners, members, managers, legal counsel, and accountants and each person controlling the Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                  (b) The Holder will, if Warrant Shares held by it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein provided, however, that the obligations of the Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section exceed the net proceeds from the offering received by the Holder.

         14. LEGEND. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of the Warrant and the issuance of any of the Warrant Shares, all certificates representing such securities shall bear on the face thereof substantially the following legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of the Act or unless an opinion of counsel reasonably acceptable to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

         15. WARRANT AGENT. The Company shall initially serve as Warrant Agent under this Warrant. Upon 10 days' prior written notice to the Holder, the Company may appoint a new Warrant Agent. Any corporation into which the Company or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant Agent shall be a party or any corporation to which the Company or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Company's books.

         16. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when sent by facsimile, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.

         17. GENERAL PROVISIONS.

                  (a) SUCCESSORS AND ASSIGNORS. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the respective executors, administrators, successors and assigns of the Holder and the Company.

                  (b) AMENDMENT. This Warrant may only be modified or amended by a writing signed by the Company and the Holder.

                  (c) APPLICABLE LAW. THE WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE, AND ENFORCEMENT WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF.

                  (d) ENTIRE AGREEMENT. Except as provided herein, this Warrant, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and other oral, written, or other communications between them concerning the subject matter of this Warrant.

                  (e) SEVERABILITY. If any provision of this Warrant is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant.

                  (f) CAPTIONS. The captions in this Warrant are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant or the relationship of the parties, and shall not affect this Warrant or the construction of any provisions herein.

                  (g) LOST WARRANT. The Company covenants to the Holder that upon receipt by the Company of documentation reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new warrant certificate of like tenor and date in lieu of this Warrant. Any such new warrant certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

                  (h) FURTHER ASSURANCES. The Company shall not, by amendment of its articles of incorporation (or other organizational documents) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein, as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                                   BLUEFIRE ETHANOL FUELSINC., a corporation organized under the laws of the State of the Nevada



                                   By: ________________________________________
                                          Name:
                                          Title

                                    EXHIBIT A
                                    ---------

                              WARRANT EXERCISE FORM

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To BlueFire Ethanol Fuels, Inc.:

         In accordance with the Warrant enclosed with this Warrant Exercise Form, the undersigned hereby irrevocably elects to purchase________ shares of Common Stock, $0.001 par value per share ("Common Stock"), of BlueFire Ethanol Fuels Inc. and, encloses herewith $__________ in cash, certified or official bank check or checks or wire transfer, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Warrant Exercise Form relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

                                          PLEASE INSERT SOCIAL SECURITY OR
                                          TAX IDENTIFICATION NUMBER

                                          ______________________________________

________________________________________________________________________________
                         (Please print name and address)

         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock that the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a new warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

________________________________________________________________________________



Dated: _______________________        __________________________________________
                                      (Print name of holder)

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________
                                      (Signature must conform in all respects to
                                      name of Holder as specified on the face of
                                      the Warrant)

                                    EXHIBIT B
                                    ---------

                             CASHLESS EXERCISE FORM

         The undersigned hereby elects, pursuant to the exercise provisions of
Section 4(b) of the Warrant, to exchange the Warrant for such number of Warrant Shares as set forth on the calculation attached hereto.

         Please issue a certificate or certificates for such Warrant Shares in the name of:


         Name:             ________________________________________________
                           (Please Print Name, Address and SSN or EIN of Shareholder above)

         Address:          ________________________________________________

                           ________________________________________________

                           ________________________________________________

         SSN or EIN:       ___________________________

         Signature:        ______________________________________